As filed with the Securities and Exchange Commission on December 12, 2019

Registration No. 333-214825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

USCF FUNDS TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	38-7159729
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1850 Mt. Diablo Blvd., Suite 640 Walnut Creek, California 94596 510.522.9600	Daphne Frydman 1850 Mt. Diablo Blvd., Suite 640 Walnut Creek, California 94596 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, N.W., Suite 700

Washington, DC 20001-3980

202.383.0100

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Pursuant to a Plan of Liquidation, dated November 20, 2019, United States Commodity Funds LLC, the sponsor of the Registrant, is expected to liquidate the United States 3x Oil Fund, the series registered pursuant to the Registration Statement, on or about December 18, 2019 (the “Liquidation”).

As a result of the transactions contemplated by the Liquidation, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statement.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant that had been registered for issuance but remain unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the town of Walnut Creek, state of California, on December 12, 2019.

USCF Funds Trust
By:	United States Commodity Funds LLC, Sponsor

By:	/s/ John P. Love
John P. Love
President and Chief Executive Officer of
United States Commodity Funds LLC

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John P. Love	President, Chief Executive Officer, and Management Director	December 12, 2019
John P. Love	(Principal Executive Officer)

/s/ Stuart P. Crumbaugh	Chief Financial Officer	December 12, 2019
Stuart P. Crumbaugh	(Principal Financial and Accounting Officer)

*	Management Director	December 12, 2019
Nicholas D. Gerber

*	Management Director	December 12, 2019
Andrew F Ngim

*	Management Director	December 12, 2019
Robert L. Nguyen

*	Independent Director	December 12, 2019
Peter M. Robinson

*	Independent Director	December 12, 2019
Gordon L. Ellis

*	Independent Director	December 12, 2019
Malcolm R. Fobes III

*	Signed by John P. Love pursuant a power of attorney signed by each individual on December 2, 2016.